UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 23, 2011

QUICKSILVER RESOURCES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14837	75-2756163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Cherry Street
Suite 3700, Unit 19
Fort Worth, Texas 76102
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 665-5000

_______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Confidentiality Agreement Waivers

On February 23, 2011, Quicksilver Resources Inc. (the “Company”) entered into limited waivers (the “Limited Waivers”) to (1) the confidentiality agreement dated as of October 24, 2010 between the Company and Quicksilver Energy L.P. (“Quicksilver Energy”) and (2) the confidentiality agreement dated as of October 26, 2010 between the Company and SPO Partners II, L.P. (“SPO”).  The Limited Waivers permit Quicksilver Energy and SPO to engage in discussions and other communications for certain limited purposes and for a limited time period, subject to the following conditions:  (a) the sole purpose of such communications shall be to facilitate the submission to the Transaction Committee of the Company’s Board of Directors of a non-binding indication of interest regarding a potential acquisition of the Company (a “Transaction Proposal”); (b) the sole permissible topic of such communications shall be the formulation of a Transaction Proposal; (c) in no event shall Quicksilver Energy and SPO or any of their respective affiliates enter into any binding agreement, arrangement or understanding relating to the acquisition, holding, voting or disposing of any securities of the Company or any other matter relating to the Company; and (d) all such communications shall terminate at 5:00 p.m. Central Time on March 16, 2011.

Quicksilver Energy is controlled by Thomas F. Darden, the Chairman of the Company’s Board of Directors, Glenn Darden, the Company’s Chief Executive Officer and a member of the Board of Directors, and Anne Darden Self, Vice President – Human Resources of the Company and a member of the Board of Directors.  Both Quicksilver Energy and SPO are significant stockholders in the Company, as described in their respective Schedule 13Ds filed with the Securities and Exchange Commission.

The foregoing summary of the Limited Waivers is a general description only, does not purport to be complete and is qualified in its entirety by the full text of the Limited Waivers, which are attached as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated by reference herein.

Rights Agreement Amendment

In addition, in connection with the Limited Waivers, on February 23, 2011 the Company entered into an amendment (the “Amendment”) to the Amended and Restated Rights Agreement dated December 20, 2005 (the “Rights Agreement”) by and between the Company and Mellon Investor Services LLC, as rights agent.  The Rights Agreement pertains to those certain contingent rights to purchase Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company.

The Amendment provides that none of Quicksilver Energy, SPO or any of their respective affiliates will become an “Acquiring Person” under the Rights Agreement solely by reason of any communications expressly permitted by, and conducted in accordance with, the Limited Waivers.

The foregoing summary of the Amendment is a general description only, does not purport to be complete and is qualified in its entirety by the full text of the Amendment, which is attached as Exhibit 4.1 hereto and incorporated by reference herein.

Item 3.03.	Material Modification to Rights of Security Holders

The information set forth under “Rights Agreement Amendment” in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 9.01.	Financial Statements and Exhibits

(d)  The following exhibits are filed as part of this Current Report.

Exhibit Number	Description

4.1	Amendment dated as of February 23, 2011 to the Amended and Restated Rights Agreement dated as of December 20, 2005 between Quicksilver Resources Inc. and Mellon Investor Services LLC, as rights agent.

10.1	Limited Waiver dated as of February 23, 2011 between Quicksilver Resources Inc. and Quicksilver Energy L.P.

10.2	Limited Waiver dated as of February 23, 2011 between Quicksilver Resources Inc. and SPO Partners II, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICKSILVER RESOURCES INC.

By:	/s/ John C. Cirone
John C. Cirone
Senior Vice President — General Counsel

Date: February 23, 2011

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Amendment dated as of February 23, 2011 to the Amended and Restated Rights Agreement dated as of December 20, 2005 between Quicksilver Resources Inc. and Mellon Investor Services LLC, as rights agent.

10.1	Limited Waiver dated as of February 23, 2011 between Quicksilver Resources Inc. and Quicksilver Energy L.P.

10.2	Limited Waiver dated as of February 23, 2011 between Quicksilver Resources Inc. and SPO Partners II, L.P.